SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 7, 2017 (March 10, 2017)

MoneyOnMobile, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	000-53997	20-8592825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street, Suite 2850, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (214) 758-8600

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into Material Definitive Agreement.
Item 3.02    Unregistered Sales of Equity Securities.

On March 10, 2017, MoneyOnMobile, Inc. (the “Company”) conducted a final closing of a private placement offering (the “Offering”) pursuant to subscription agreements (the “Subscription Agreements”) entered into between the Company and various accredited investors. Pursuant to the Subscription Agreements, the Company sold an aggregate of 6,328,610 shares of the Company’s Common Stock (“Common Stock”) and five-year warrants (the “Warrants”) to purchase 1,265,725 shares of Common Stock at an exercise price equal to $1.00 per share. The Company received gross proceeds, in connection with the Offering, equal to an aggregate $3,797,163, which proceeds were used for general corporate purposes and to continue developing its Indian business operations.

The offer and sale of the Common Stock and Warrants was completed pursuant to  the exemptions from registration provided by, among others, Section 4(a)(2) of the Securities Act of  1933, as amended (the "Securities Act"), and the provisions of Regulation D and Regulation S as promulgated under the Securities Act.

The foregoing description of the terms of the Subscription Agreement and the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to the form of Subscription Agreements and Warrants, which are filed herewith as Exhibit 99.1 and Exhibit 99.2, and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Form of Subscription Agreements
99.2	Form of Warrants

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MONEYONMOBILE, INC.

Date: April 7, 2017	By:	/s/ Scott S. Arey
Scott S. Arey Chief Financial Officer

EXHIBITS

Exhibit No.	Description
99.1	Form of Subscription Agreements
99.2	Form of Warrants